EXHIBIT 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2012 by and among (a) Tonaquint, Inc., a Utah corporation (“Borrower”), (b) Bonanza Goldfields Corp., a Nevada corporation (“Lender”), and (c) Griffiths & Turner / GT Title Services, Inc., a Utah corporation (“Escrow Agent”).

RECITALS

A. Borrower has issued to Lender three certain Buyer Mortgage Notes, each dated October 1, 2012 (as the same may be amended from time to time, the “Notes”), pursuant to the terms and conditions of a Securities Purchase Agreement dated October 1, 2012 by and between Lender and Borrower (as the same may be amended from time to time, the “Purchase Agreement”).

B. Borrower’s obligations under the Notes shall be secured by a Mortgage (the “Mortgage”) encumbering certain real property located in Cook County, Illinois, as more specifically set forth in the Mortgage, to be executed and recorded in the official records of Cook County, Illinois no later than five (5) business days after the Closing Date under the Purchase Agreement.

C. Lender has executed a Release Deed in the form attached hereto as Exhibit A (the “Release”), which will operate to release the Mortgage upon the satisfaction of the conditions set forth herein.

D. Pursuant to Section 5 of the Notes, Borrower and Lender have agreed to place the Release in escrow and Escrow Agent has agreed to hold the Release in escrow subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender and Escrow Agent agree as follows:

TERMS

1. Establishment of Escrow.  Upon the execution of the Notes, Lender shall deliver or cause to be delivered to Escrow Agent the Release, in original form and duly executed by Lender, to have and to hold until satisfaction of the conditions set forth below (the “Escrow”).

2. Conditions for Delivering the Release. Escrow Agent shall retain the Release until the earlier of (i) Escrow Agent’s receipt of written notice from Lender that the full amount of the Notes has been repaid, and (ii) the date that is six (6) months and three (3) days following the date the Mortgage is recorded or such later date as specified by Borrower in its sole discretion (the “Release Date”), at which time Escrow Agent shall deliver the Release to Borrower (for recording) at the address set forth below; provided, however, that in the event Escrow Agent receives written notice from Lender stating that a Payment Default (as defined in the Notes) has occurred and specifically identifying both the nature of the Payment Default and the Note under which the Payment Default occurred, Escrow Agent shall retain the Release until the later of the Release Date or the date on which Escrow Agent receives written notice from Lender that the Payment Default has been cured. Upon such a cure of a Payment Default, Lender hereby covenants and agrees to promptly send written notice to Escrow Agent (a) indicating the Payment Default has been cured, and (b) so long as six (6) months and three (3) days have elapsed since the date the Mortgage was recorded, instructing Escrow Agent to deliver the Release to Borrower for recording. In the event of a dispute between Borrower and Lender with respect to whether the full amount of the Notes has been paid, or whether a Payment Default has occurred, Escrow Agent is permitted to interplead the Release into the United States District Court for the Northern District of Illinois pursuant to Section 8.b. below.

3. Substitution of Collateral. Borrower may, in its sole discretion, add additional collateral or substitute collateral at any time it deems fit, provided that any such substitute collateral has a fair market value at least equal to the outstanding balance of the Notes at the time of substitution. Upon its receipt of substitute collateral, Escrow Agent shall deliver the Release to Borrower, upon which Borrower shall be authorized to immediately record the Release. Escrow Agent shall have no obligation to determine the value of any collateral or substitute collateral and shall not be liable to any party for any reason in the event any substitute collateral is found to have a fair market value less than the outstanding balance of the Notes at the time of substitution.

4. Termination.  This Agreement shall terminate after the Release has been delivered to Borrower, upon which Borrower shall be authorized to immediately record the Release.

5. Notices.  All communications, consents, and other notices provided for in this Agreement shall be in writing and shall be effective on the date hand delivered, sent by facsimile (with confirmation of receipt) or email (to an executive officer), or mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

a.	If to Borrower, to:

Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

With a copy to (which shall not constitute notice):

Hansen Black Anderson PLLC
Attn: Jonathan K. Hansen
2940 West Maple Loop Drive, Suite 103
Lehi, Utah 84043

or to such other address as Borrower may designate to Lender and Escrow Agent, in writing.

b.	If to Lender, to:

Bonanza Goldfields Corp. Attn: __________________ 2415 East Camelback Road, Suite 700 Phoenix, AZ 85016 or to such other address as Lender may designate to Borrower and Escrow Agent, in writing.

c.	If to Escrow Agent, to:

Griffiths & Turner / GT Title Services, Inc.
Attn: Tyler Turner
512 East 4500 South, Suite 150
Murray, Utah 84107

or to such other address as Escrow Agent may designate to Borrower and Lender, in writing.

6. Payment of Fees.  Borrower shall bear the costs of the Escrow, which shall be equal to the sum of $500.00.

7. Tenure of Escrow Agent.  Escrow Agent may resign from its duties hereunder at any time by giving written notice of such resignation to Borrower and Lender; provided, however, that Escrow Agent shall continue to serve until Borrower and Lender jointly appoint a successor and such successor accepts and agrees to perform the obligations of Escrow Agent hereunder and receives the Release.  Borrower and Lender shall have the right at any time upon mutual agreement to substitute a new escrow agent in place of Escrow Agent by giving written notice thereof to Escrow Agent.

8. Liability; Indemnification.  Escrow Agent shall perform such duties as are specifically set forth herein and, so long as it does so, shall have no liability to Borrower and Lender hereunder except to the extent a court of competent jurisdiction determines that Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to Borrower or Lender.  Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  Escrow Agent shall have no duty to solicit any payments which may be due it or the escrow account.  Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, or with any instructions, claims or demands from any other party hereto, it shall be permitted to refrain from taking any action and its sole obligation shall be to keep safely all property held in Escrow until it shall be directed otherwise in writing by all of the parties hereto or by a final arbitration decision or a non-appealable order or judgment of a court of competent jurisdiction.  Borrower and Lender agree that the following provisions shall control with respect to the rights, duties, liabilities, and immunities of Escrow Agent:

a. Escrow Agent is entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any dispute between Borrower and Lender as to any facts or as to the happening of any contemplated event precedent to such action.  Escrow Agent is hereby authorized to comply with and obey all final nonappealable orders, judgments, decrees or writs entered or issued by any court or final decision of any arbitrator, and in the event Escrow Agent obeys or complies with any such final nonappealable order, judgment, decree or writ of any court or final decision of any arbitrator, in whole or in part, after giving Borrower and Lender seven (7) days’ prior written notice, it shall not be liable to any of the parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such final nonappealable order, judgment, decree, writ, or final decision of a court or final decision of any arbitrator be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled or vacated.

b. In the event any dispute shall arise between Borrower and Lender with respect to the disposition or delivery of the Release, or the occurrence of a Payment Default under a Note, Escrow Agent is permitted to interplead the Release into the United States District Court for the Northern District of Illinois, and thereafter shall be fully relieved from any and all liability or obligation with respect to the Release.  Borrower and Lender further agree to pursue any redress or recourse in connection with such a dispute without making Escrow Agent a party to same.

c. Borrower and Lender shall each severally indemnify, defend and save harmless Escrow Agent and its directors, officers, agents and employees (the “Indemnified Parties”) from all loss, liability or expense (including the reasonable fees and expenses of outside counsel and the cost and expense of any interpleader action as authorized under Section 8.b. above) arising out of or in connection with (i) Escrow Agent’s execution and performance of this Agreement, except in the case of any Indemnified Party to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such Indemnified Party, or (ii) any Indemnified Party following any instructions or other directions executed by Borrower and Lender.  Borrower and Lender acknowledge that the foregoing indemnities shall survive the resignation or removal of Escrow Agent or the termination of this Agreement.

d. In receiving the Escrow, Escrow Agent acts only as a depository for Borrower and Lender and assumes no responsibility except pursuant to the provisions of this Agreement.  All of the terms and conditions in connection with Escrow Agent’s duties and responsibilities, and the rights of Borrower and Lender or anyone else with respect to Escrow Agent, are contained solely in this Agreement, and Escrow Agent is not expected or required to be familiar with the provisions of any other agreements, and shall not be charged with any responsibility or liability in connection with the observance of the provisions of any such other agreements.

9. Miscellaneous.  In addition to the foregoing, the parties to this Agreement, including Escrow Agent, agree as follows:

a. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed, in writing, by the party making the waiver.

b. Recitals.  The recitals stated above shall be and hereby are incorporated in and made a part of this Agreement by this reference.

c. Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of the parties to it and their respective successors and assigns; provided that no party hereto shall be entitled to assign or transfer this Agreement or any rights or obligations hereunder, voluntarily, involuntarily, by operation of law or otherwise, without the written consent of Lender and Borrower.

d. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

e. Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties (except with respect to an interpleader initiated by the Escrow Agent pursuant to Section 8.b. above) consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of Salt Lake County or the state courts of the State of Utah sitting in Salt Lake County  in connection with any dispute arising under this Agreement or the Mortgage or any of the Notes and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

f. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy or electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

g. Confidentiality.  Except as may be reasonably necessary to effect the transaction contemplated hereunder (including disclosure to third-party legal counsel and consultants, accountants, and/or advisors of Borrower or Lender, as the case may be), and except as may be otherwise required by law, rule or regulation, the terms and conditions of this Agreement shall be kept confidential and shall not be disclosed to any person or entity without the advance consent of the other party; provided that any inadvertent disclosure by a party shall not subject any such party to liability hereunder, so long as reasonable steps are taken to advise the recipient of any such disclosure of the confidential nature thereof.

h. Third Parties.  Nothing in this Agreement is or shall be intended to provide or convey any actionable right or benefit to or upon any person or persons other than the parties to this Agreement. Except as otherwise specifically provided herein, each party shall bear its own costs and expenses (including legal and consulting fees) in connection with this Agreement and the negotiation of all agreements and preparation of documents contemplated by this Agreement.

i. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

j. Attorneys’ Fees. Subject to Section 8.c. above, in the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

TONAQUINT, INC.

By: ________________________________
John M. Fife, President

LENDER:

BONANZA GOLDFIELDS CORP.

By: ________________________________
Name: ______________________________
Title: _______________________________

ESCROW AGENT:

GRIFFITHS & TURNER / GT TITLE SERVICES, INC.

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature page to Escrow Agreement]

EXHIBIT A

RELEASE